EXHIBIT 7.2


                               GROHE HOLDING GMBH

                   COMPUTATION OF COST OF SALES TO SALES RATIO

                          US GAAP FINANCIAL INFORMATION




                                                          Year             Year             Year
                                                         ended            ended             ended
                                                      December 31,     December 31,     December 31,
                                                          2000             2001             2002
                                                    ----------------------------------------------------

Cost of sales                                            512,163          512,549           517,321

Divided by sales                                         855,474          880,781           898,262

                                                    ----------------------------------------------------


Cost of sales to sales ratio                               59.9%            58.2%             57.6%
                                                    ----------------------------------------------------